                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 11, 2003, relating to the financial statements of JPMorgan Multi-Manager Small Cap Value Fund and JPMorgan Multi-Manager Small Cap Growth Fund, (the "Funds"), which appears in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
February 11, 2003